                                                                    EXHIBIT 32.0

                Certification Pursuant to 18 U.S.C. Section 1350, as Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Annual Report of Income Opportunity Realty Investors, Inc. (the "Company"), on Form 10-K for the period ended December 31, 2003, as filed with Securities Exchange Commission on the date hereof (the "Report"), I, Ronald E. Kimbrough, Executive Vice President and Chief Financial Officer, Principal Financial and Accounting Officer and Acting Principal Executive Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

1. The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2. The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Date: March 31, 2004                         /s/ Ronald E. Kimbrough
                                             -----------------------------------
                                             Ronald E. Kimbrough
                                             Executive Vice President and Chief
                                             Financial Officer (Principal
                                             Financial and Accounting Officer
                                             and Acting Principal Executive
                                             Officer)


                                       84